                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For:   Evans Bancorp, Inc.                  Contact:  Mark DeBacker, Treasurer
       14-16 North Main Street              Phone:    (716) 549-1000
       Angola, New York  14006              Fax:      (716) 549-0720




  EVANS BANCORP ANNOUNCES 8.8 PERCENT INCREASE IN FIRST QUARTER 2004 NET INCOME

ANGOLA, N.Y.-APRIL 19, 2004-Evans Bancorp, Inc. (Nasdaq: EVBN) the holding company for Evans National Bank, a commercial bank with nine branches in Western New York, and approximately $400.3 million in assets, today reported strong growth in revenue and income for the quarter ended March 31, 2004.

FIRST QUARTER 2004 PERFORMANCE HIGHLIGHTS:
------------------------------------------

o NET INCOME GREW BY 8.8%, OR $94 THOUSAND, OVER FIRST QUARTER 2003
o DEPOSITS INCREASED BY 24.8% FROM THE YEAR-END 2003 TOTAL OF $266.3 MILLION
o NON-INTEREST INCOME GREW BY 9.0% COMPARED WITH THE PRIOR YEAR QUARTER, AND WAS 36.7% OF TOTAL REVENUE IN THE FIRST QUARTER
o CONTINUED STRONG ASSET QUALITY WITH NET RECOVERIES DURING THE QUARTER

NET INCOME:
-----------

Net income was $1.2 million, or $0.47 per diluted share, for the quarter ended March 31, 2004 as compared to $1.1 million, or $0.44 per diluted share, for the quarter ended March 31, 2003. All per share amounts reflect a special 5% stock dividend paid in December 2003.

"We are off to a strong start in 2004 as a result of many strategic growth initiatives put in place during 2003 and prior," said James Tilley, President and Chief Executive Officer. "Both of our business segments, banking and financial services, realized significant revenue growth during the first quarter. Net interest income for the first quarter was up by 11.6%, compared to the first quarter of 2003, reflecting growth in loans and taxable securities and lower funding costs. Additionally, deposits grew by 24.8% in the first quarter as the result of a large influx of municipal tax revenue deposits, which exceeded our expectations. A 30% increase in fees related to our insurance business, was responsible for growth in non-interest income compared with the first quarter of 2003."

FINANCIAL POSITION:
-------------------

Total assets increased by 19.6%, to $400.3 million at March 31, 2004, compared to $334.7 million at December 31, 2003. The increase to total assets, held primarily as securities available-for-sale and federal funds sold, resulted from the continued success of the Bank's municipal deposit program. The Bank's municipal deposit program, called Muni-Vest, is a savings account paying competitive money market rates on municipal deposits.

Asset quality continues to remain strong with net recoveries of $56 thousand in the first quarter of 2004. Non-performing loans totaled 0.11% of total loans outstanding at March 31, 2004 as compared to 0.49% at December 31, 2003. The allowance for loan losses totaled $2.7 million or 1.42% of gross loans outstanding at March 31, 2004, as compared to $2.5 million, or 1.35% at December 31, 2003.

OPERATIONAL RESULTS:
--------------------

Net interest income of $3.0 million for the first quarter 2004 represented a $0.3 million increase from the first quarter 2003, primarily as a result of growth in interest-earning assets.

Non-interest income was $2.3 million for the first quarter 2004, an increase of $0.2 million or 9.0% over the first quarter 2003. Insurance fee revenue from M&W Agency, Inc. increased $0.3 million, or 30.1% over the prior year quarter. The Agency's increased fee revenue in the quarter was primarily the result of its acquisition of two insurance agencies on January 2, 2004. The Elwood Agency and Easy PA Agency, both in Hamburg, New York, were acquired and principals and employees from those two agencies have joined the M&W Agency during the first quarter of 2004. Net gain on sales of securities was $143 thousand for the quarter, down from $249 thousand for the quarter ended March 31, 2003.

Non-interest expense was $3.6 million for the first quarter 2004, an increase of $0.3 million, or 9.8%, over the first quarter 2003. The primary component of the increase of $0.3 million for the quarter was increased salary and employee benefit expense related to Company growth and merit pay increases paid in early 2004. Professional services expense for the quarter was $176 thousand, compared to $267 thousand for the first quarter of 2003. The larger professional services expense in 2003 was primarily related to a project to increase the Bank's fee income. Other miscellaneous expense increased by $100 thousand compared with the first quarter 2003, due to a number of items including increased operating costs for the M&W Agency insurance operations reflecting the two January agency acquisitions, as well as other transaction-based expenses related to the increased size and volume in the Bank's business.

SHARE REPURCHASE PROGRAM:
-------------------------

The Company has been active in repurchasing shares of its common stock on the open market during the first quarter of 2004. During the quarter ended March 31, 2004, the Company purchased 5,400 shares of its common stock an average cost of $24.86 per share. The Company expects to remain active in repurchasing shares of its common stock while conditions are deemed appropriate by management for use in the Company's Dividend Reinvestment Plan, Employee Stock Purchase Plan, Director and Officer Long-Term Incentive Plan and otherwise.

OUTLOOK:
--------

"The establishment of a branch presence in the Amherst and Lancaster markets has expanded our brand recognition, opened the door to new opportunities and has provided growth for the Bank," Tilley stated. "The success we have realized at attracting customers in these new markets confirms our decision to enter the North Buffalo-Kenmore market this summer with a branch located at the corner of Delaware Avenue and Hinman Drive. We continue to search for other opportunities to expand our Western New York banking franchise by establishing de novo locations, or through acquisition. As we demonstrated in January, with the acquisition of two additional insurance agencies, we also remain committed to expanding our insurance business, which has grown to approximately 21.3% of revenue."

During the first quarter, the Company announced that the Board of Directors declared a semi-annual dividend of $0.33 per share on its outstanding common stock, an increase of 3.1% to the dividend paid to shareholders in October 2003, and a 10.0% increase to the dividend paid to shareholders in April 2003, when retroactively adjusting the October and April 2003 dividends per share to reflect the December 2003 special five percent stock dividend.

Attached are Unaudited Consolidated Statements of Income, Balance Sheets, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc.

A conference call will be held with Company management at 11:00 a.m. (ET) on Wednesday, April 21, 2004 to discuss performance results for the first quarter 2004 at 1-800-901-5217 (request Evans Bancorp Conference Call - passcode 80221811). An audio recording will be available one hour after the call through April 28, 2004 at 12:00 p.m., and may be accessed at 1-888-286-8010, passcode 82458861. The call will also be simultaneously broadcast live over the Internet through a link located at the following location: http://www.evansbancorp.com/investRel.cfm and will be archived at the same location, accessible for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with nine branches located in Western New York, which had approximately $400.3 million in assets and approximately $332.3 million in deposits at March 31, 2004. Evans National Bank also owns 100% of the capital stock of M&W Agency, Inc., a retail property and casualty insurance agency with eleven offices in Western New York, and 100% of the capital stock of ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward-looking statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.

                       EVANS BANCORP, INC. AND SUBSIDIARY
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                      March 31, 2004 and December 31, 2003

                                                                                  March 31,          December 31,
                                                                                    2004                 2003
                                                                              ----------------    -----------------
                                                                                 (In thousands except share and
                                                                                        per share amounts)
ASSETS
   Cash and due from banks                                                          $  11,027         $   8,509
   Federal funds sold                                                                  22,525              --
                                                                                    ---------         ---------
     Total cash and cash equivalents                                                   33,552             8,509
   Interest bearing deposits at other banks                                             1,083                98
   Securities:
     Available-for-sale, at fair value                                                150,742           116,807
     Held-to-maturity, at amortized cost                                                3,681             3,749
   Loans, net                                                                         189,441           185,528
   Properties and equipment, net                                                        6,215             5,982
   Goodwill                                                                             2,945             2,945
   Intangible assets                                                                    1,913             1,177
   Bank-owned life insurance                                                            7,424             7,323
   Other assets                                                                         3,342             2,559
                                                                                    ---------         ---------

   TOTAL ASSETS                                                                     $ 400,338         $ 334,677
                                                                                    =========         =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits:
     Demand                                                                            51,105            51,885
     NOW and money market                                                              11,363            11,464
     Regular savings                                                                  168,113           105,599
     Time deposits                                                                    101,707            97,377
                                                                                    ---------         ---------

       Total deposits                                                                 332,288           266,325

   Other borrowed funds                                                                21,476            25,388
   Securities sold under agreements to repurchase                                       6,947             5,460
   Dividend payable                                                                       817              --
   Other liabilities                                                                    4,549             4,180
                                                                                    ---------         ---------

   Total liabilities                                                                  366,077           301,353
                                                                                    ---------         ---------

CONTINGENT LIABILITIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock, $.50 par value; 10,000,000 shares authorized; 2,491,188 and 2,459,246 shares issued, respectively, and

        2,470,827 and 2,444,285 shares outstanding, respectively                        1,246             1,230
   Capital surplus                                                                     20,104            19,359
   Retained earnings                                                                   11,496            11,145
   Accumulated other comprehensive income, net of tax                                   1,878             1,918
                                                                                    ---------         ---------
                                                                                       34,724            33,652
   Less: Treasury stock, at cost (20,361  and 14,961 shares, respectively)               (463)             (328)
                                                                                    ---------         ---------
          Total stockholders' equity                                                   34,261            33,324
                                                                                    ---------         ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 400,338         $ 334,677
                                                                                    =========         =========

               EVANS BANCORP, INC. AND SUBSIDIARY
                       UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
           For the Three Months ended March 31, 2004 and 2003

                                                                           Three Months Ended
                                                                                March 31,
                                                                         2004              2003
                                                                      ----------        ----------
                                                                         (In thousands except
                                                                      share and per share amounts)

INTEREST INCOME
      Loans                                                           $    2,771        $    2,640
      Federal funds sold & interest on deposits in other banks                20                48
      Securities:
        Taxable                                                              678               572
        Non-taxable                                                          554               561
                                                                      ----------        ----------

      Total interest income                                                4,023             3,821
INTEREST EXPENSE
      Interest on deposits                                                   846             1,013
      Interest on borrowings                                                 180               122
                                                                      ----------        ----------
      Total interest expense                                               1,026             1,135

NET INTEREST INCOME                                                        2,997             2,686

PROVISION FOR LOAN LOSSES                                                    136               120
                                                                      ----------        ----------
NET INTEREST INCOME AFTER
      PROVISION FOR LOAN LOSSES                                            2,861             2,566

NON-INTEREST INCOME:
      Service charges                                                        430               450
      Insurance service and fees                                           1,355             1,041
      Commission fees                                                         35                40
      Net gain on sales of securities                                        143               249
      Premiums on loans sold                                                   5                20
      Other                                                                  362               338
                                                                      ----------        ----------
      Total non-interest income                                            2,330             2,138

NON-INTEREST EXPENSE:
      Salaries and employee benefits                                       1,979             1,686
      Occupancy                                                              410               404
      Supplies                                                                87                84
      Repairs and maintenance                                                102               119
      Advertising and public relations                                        84                76
      Professional services                                                  176               267
      FDIC assessments                                                        11                 9
      Other insurance                                                         86                68
      Other                                                                  700               597
                                                                      ----------        ----------

      Total non-interest expense                                           3,635             3,310
                                                                      ----------        ----------

               Income before income taxes                                  1,556             1,394

INCOME TAXES                                                                 388               320
                                                                      ----------        ----------

NET INCOME                                                            $    1,168        $    1,074
                                                                      ==========        ==========

Net income per common share-basic*                                    $     0.47        $     0.44
                                                                      ==========        ==========
Net income per common share-diluted*                                  $     0.47        $     0.44
                                                                      ==========        ==========
Weighted average number of common shares*                              2,475,574         2,450,870
                                                                      ==========        ==========

Weighted average number of diluted shares*                             2,476,715         2,450,870
                                                                      ==========        ==========
*Adjusted for 5 percent stock dividend paid December 2003

                        EVANS BANCORP, INC AND SUBSIDIARY
  UNAUDITED CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
               For the Three Months ended March 31, 2004 and 2003

                                                       THREE MONTHS ENDED                              THREE MONTHS ENDED
                                                         MARCH 31, 2004                                  MARCH 31, 2003
                                           AVERAGE          INTEREST                        AVERAGE          INTEREST
                                         OUTSTANDING         EARNED/       YIELD/        OUTSTANDING         EARNED/        YIELD/
                                           BALANCE            PAID          RATE           BALANCE            PAID           RATE
                                            (000)             (000)                          (000)            (000)

ASSETS
Interest-earning assets:
  Loans, net                               $185,900          $2,771        5.96%            $154,194          $2,640        6.85%

  Taxable investments                        73,584             677        3.68%              65,766             572        3.48%

  Tax-exempt investments                     51,417             554        4.31%              50,739             561        4.42%

  Time deposits-other bank                      185               1        1.69%                 877               6        2.60%

  Federal funds sold                          9,597              20        0.82%              14,252              42        1.19%

                                           --------          ------        ----             --------          ------        ----

Total interest-earning assets               320,683           4,023        5.02%             285,828           3,821        5.35%
                                                             ======                                           ======

Noninterest-earning assets

  Cash and due from banks                  $  9,851                                         $  9,845

  Premises and equipment, net                 6,140                                            5,414

  Other assets                               14,613                                           11,388
                                           --------                                         --------

Total Assets                                351,287                                          312,475
                                           ========                                         ========
LIABILITIES & STOCKHOLDERS'
EQUITY
Interest-bearing liabilities:
  NOW accounts                               11,069               6        0.20%            $  9,904          $    6        0.24%

  Savings deposits                          118,782             228        0.77%             109,659             293        1.07%

  Time deposits                             100,266             612        2.44%              97,896             714        2.92%

  Fed funds purchased                         4,082              11        1.04%                   -               -        0.00%

  Securities sold u/a to repurchase           7,789              16        0.86%               5,606              16        1.14%

  FHLB advances                              17,773             148        3.32%               8,095              99        4.89%

  Notes payable                                 787               5        2.62%                 669               7        3.95%
                                           --------          ------        ----             --------          ------        ----
Total interest-bearing liabilities          260,548          $1,026        1.58%             231,829          $1,135        1.96%
                                                             ------                                           ------
Noninterest-bearing liabilities:
  Demand deposits                            52,083                                           44,764
  Other                                       4,142                                            4,801
                                           --------                                         --------
Total liabilities                          $316,773                                         $281,394

Stockholders' equity                         34,514                                           31,081
                                           --------                                         --------
Total Liabilities and Stockholders'
Equity                                     $351,287                                         $312,475
                                           ========                                         ========

Net interest earnings                                        $2,997                                           $2,686
                                                             ======                                           ======

Net yield on interest earning assets                                       3.74%                                            3.76%
